SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                 FORM 8-K/A

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    June 17, 1996

                             SHIVA CORPORATION
          (Exact Name of Registrant as Specified by its Charter)

                               Massachusetts
               (State or Other Jurisdiction of Incorporation)

        0-24918                                 04-2889151
(Commission File Number)             (IRS Employer Identification No.)

28 Crosby Drive, Bedford, Massachusetts                               01730
(Address of Principal Executive Offices)                         (Zip Code)

                               (617) 270-8300
           (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

     On June 17, 1996, Shiva Corporation, a Massachusetts corporation (the "Registrant"), acquired AirSoft, Inc., a Delaware corporation ("AirSoft"), by virtue of the merger of SV Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Sub") with and into AirSoft, whereby AirSoft became a wholly-owned subsidiary of the Registrant. In payment of the purchase price for this acquisition, the Registrant issued to the stockholders of AirSoft a total of 691,587 shares of its common stock (of which 69,158 shares were placed in escrow to secure indemnification obligations of the AirSoft stockholders). This acquisition was effected pursuant to an Agreement and Plan of Merger by and among the Registrant, Sub and AirSoft, dated June 16, 1996, the terms of which were determined through arms' length negotiations among the parties.

                               SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 8, 1996                           SHIVA CORPORATION
                                              (Registrant)


                                                /s/ Cynthia M. Deysher
                                              ------------------------------
                                              By: Cynthia M. Deysher,
                                              Sr. Vice President, Finance and
                                              Administration and
                                              Chief Financial Officer